UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 14, 2008

MEDICAL SOLUTIONS MANAGEMENT INC.

(Exact name of registrant as specified in its charter)

Nevada	0-27084	86-0214815
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

237 Cedar Hill Street

Marlborough, Massachusetts 01752

(Address of principal executive offices) (Zip Code)

(508) 597-6300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement.

On November 14, 2008, Medical Solutions Management Inc. (the “Registrant”) entered into the Third Amendment to Revolving Line of Credit Agreement (“Line of Credit Amendment”) with Sovereign Bank (“Sovereign”), which amended the Registrant’s existing line of credit with Sovereign as follows: (i) extending the maturity date from one hundred twenty (120) days prior to expiry of the Letter of Credit (defined below) to December 14, 2008; and (ii) changing the interest rate on the principal balance, from time to time outstanding, from (a) a fluctuating rate per annum equal to, at the election of the Registrant, the sum of the then LIBOR rate plus a margin ranging from .75% to 1.25% or the then Prime rate less 200 basis points to (b) Sovereign Bank’s prime rate, as it may exist from time to time. As of November 14, 2008, the outstanding principal balance under the line of credit was $3,000,000.

Previously, on March 16, 2007, the Custodial Trust Company (“CTC”) issued an irrevocable letter of credit in favor of Sovereign (as amended, the “Letter of Credit”) and the Registrant, CTC and Vicis Capital Master Fund (“Vicis”) entered into a Letter of Credit Reimbursement, Guarantee, Security and Pledge Agreement pursuant to which the Registrant agreed to reimburse CTC for any payments CTC is required to make under the letter of credit it issued in favor of Sovereign. Vicis guaranteed the Registrant’s performance of such obligations and in connection therewith deposited with CTC certain of its assets. As of November 14, 2008, the expiry date of the Letter of Credit was March 15, 2009 and the Letter of Credit was for an aggregate amount of $3,060,000.

A copy of the Line of Credit Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description
10.1	Third Amendment to Revolving Line of Credit Agreement dated as of November 14, 2008 by and between Medical Solutions Management Inc. and Sovereign Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 19, 2008

MEDICAL SOLUTIONS MANAGEMENT INC.

By:	/s/ Lowell Fisher
Name:	Lowell Fisher
Title:	President and Interim Chief Executive Officer

EXHIBIT LIST

Exhibit	Description
10.1	Third Amendment to Revolving Line of Credit Agreement dated as of November 14, 2008 by and between Medical Solutions Management Inc. and Sovereign Bank